Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

May 7, 2026

Realty Income Corporation

11995 El Camino Real

San Diego, California 92130

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Realty Income Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the sale and issuance by the Company of up to 150,000,000 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company, which may be sold from time to time pursuant to the Sales Agreement, dated as of the date hereof (the “Sales Agreement”), by and among the Company and Robert W. Baird & Co. Incorporated, Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Huntington Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, Regions Securities LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, TD Securities (USA) LLC, Truist Securities, Inc., UBS Securities LLC and Wells Fargo Securities, LLC, acting as sales agents for the Company, principal (if applicable) and/or (if applicable) as forward sellers (“Forward Sellers”) on behalf of the affiliated Forward Purchasers (as defined below) (each an “Agent/Forward Seller” and collectively, the “Agents/Forward Sellers”), and Robert W. Baird & Co. Incorporated, Barclays Bank PLC, Bank of Montreal, BNP PARIBAS, The Bank of New York Mellon, Bank of America, N.A., Citibank, N.A., Citizens JMP Securities, LLC, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, Huntington Securities, Inc., Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Royal Bank of Canada, Regions Securities LLC, Banco Santander, S.A., The Bank of Nova Scotia, Stifel, Nicolaus & Company, Incorporated, The Toronto-Dominion Bank, Truist Bank, UBS AG London Branch and Wells Fargo Bank, National Association, acting as forward purchasers (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”). This firm did not participate in the drafting or negotiation of the Sales Agreement or the Confirmations (as defined below).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                   The Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), in the form in which it was transmitted to the U.S. Securities and Exchange Commission (the “Commission”) for filing on February 16, 2024 under the Securities Act of 1933, as amended (the “Securities Act”);

Realty Income Corporation

May 7, 2026

2.                  The prospectus, dated February 16, 2024, that forms a part of the Registration Statement and the prospectus supplement, dated May 7, 2026, in the form in which it was transmitted to the Commission for filing pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the Securities Act;

3.                  The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.                  The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.                  A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.                  The Sales Agreement;

7.                  The form of Non-Contingent Forward Sale Agreement which may be entered into by and between the Company and the applicable Forward Purchaser (as defined in the Sales Agreement) in relation to any non-contingent forward stock purchase transaction (each, consisting of a Master Confirmation and a Supplemental Confirmation, each a “Non-Contingent Forward Confirmation” and, collectively, the “Non-Contingent Forward Confirmations”);

8.                  The form of Contingent Forward Sale Agreement which may be entered into by and between the Company and the applicable Contingent Forward Purchaser (as defined in the Sales Agreement) in relation to any contingent forward stock purchase transaction (each, consisting of a Master Confirmation and a Supplemental Confirmation, each a “Contingent Forward Confirmation” and, collectively, the “Contingent Forward Confirmations”, and together with the Non-Contingent Forward Confirmations, each a “Confirmation” and, collectively, the “Confirmations”);

9.                  Resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, relating to, among other matters, (a) the authorization of the execution and delivery by the Company of the Sales Agreement and any Confirmations and (b) the sale and issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

Realty Income Corporation

May 7, 2026

10.                A certificate executed by an officer of the Company, dated as of the date hereof; and

11.                Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                  Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                  Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                  Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                  All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.                  The Shares will not be issued in violation of any restriction or limitation contained in Article VII of the Charter.

6.                  Upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7.                  Prior to the issuance of any of the Shares, the ATM Offering Committee (as defined in the Resolutions) or certain officers of the Company will determine the price and certain other terms of issuance of such Shares in accordance with the Resolutions (the “Corporate Proceedings”).

Realty Income Corporation

May 7, 2026

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                  The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                  The issuance of the Shares has been duly authorized and, when and if issued and delivered by the Company against payment therefor in accordance with the Resolutions, the Corporate Proceedings, the Registration Statement, the Sales Agreement and, if applicable, any Confirmations, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or any other state law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP